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                                                                    EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Amarillo Mesquite Grill, Inc:

We consent to incorporation by reference in the registration statements (nos. 33-72320, 33-95480 and 333-44227) on Form S-8 of Amarillo Mesquite Grill, Inc. of our report dated March 20, 1998, relating to the consolidated balance sheets of Amarillo Mesquite Grill, Inc. as of January 25, 1998 and January 26, 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended January 25, 1998, which report appears in the January 25, 1998 annual report on Form 10-K of Amarillo Mesquite Grill, Inc.



                                                   /s/ KPMG Peat Marwick LLP
                                                   --------------------------
                                                   KPMG Peat Marwick LLP


Wichita, Kansas
April 17, 1998